UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2008

SMART ENERGY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-26027 (Commission File Number)	20-3353835 (IRS Employer Identification No.)

210 West Parkway, Suite No. 7
Pompton Plains, NJ 07044
(Address of Principal Executive Offices, Zip Code)

973-248-8008
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Business and Operations

Item 1.01 Entry into Material Definitive Agreement.

On April 4, 2008, Smart Energy Solutions, Inc. (the “Company”) executed a placement agent agreement (the “Agreement”) with EKN Financial Services, Inc. (“EKN”), providing that EKN will act as the Company’s exclusive placement agent, on a best efforts basis, with respect to a proposed offering (the “Offering”) of the Company’s common stock, $0.001 par value (the “Common Stock”) and Common Stock purchase warrants (the “Warrants”).

Pursuant to the Agreement, the Company will issue and sell Common Stock at a price per share equal to 60% of the average closing price of the Common Stock, as quoted on the OTC Bulletin Board on the 15 consecutive trading days immediately preceding the first closing of the Offering (the “Offering Price”). The Warrants will be exercisable into an aggregate number of Common Stock equal to 25% of the number of shares sold in the Offering, at an exercise price per share equal to the Offering Price, at any time on or before the fifth anniversary of the first closing of the Offering.

As consideration for the services provided by EKN pursuant to the Agreement, the Company will pay EKN a cash fee equal to 10% of the gross proceeds of the Offering, with certain exceptions provided in the Agreement, and issue a warrant to EKN (the “Agent’s Warrant”). The Agent’s Warrant will be exercisable into an aggregate number of shares of Common Stock and Warrants equal to 15% of the total number of Common Stock and Warrants sold in the Offering, at an exercise price per share equal to the Offering Price, at any time on or before the seventh anniversary of the first closing of the Offering.

Pursuant to the Agreement, the Company will use its best effort to register the Common Stock issued in the Offering, and the Common Stock issuable upon exercise of the Warrants and the Agent’s Warrant, under the Securities Act of 1933, as amended (the “Securities Act”).

The forgoing description of the Offering is qualified in its entirety by reference to (i) the Agreement, a copy of which is attached hereto as Exhibit 10.38 and is hereby incorporated herein by reference, and (ii) the securities purchase agreements, the registration rights agreement and the Warrants that will be executed between the Company and each of the investors in the Offering, the forms of which are attached hereto as Exhibits 10.39, 10.40 and 10.41, respectively, and are hereby incorporated herein by reference. The forgoing description of the Agent’s Warrant is qualified in its entirety by reference to the Agent’s Warrant, the form of which is attached hereto as Exhibit 10.42.

In the Offering the Company intends to raise gross proceeds of at least $4 million and no more than $5 million, which will be used to fund the Company’s general working capital needs, including the ongoing development and marketing of the Company’s products. In order to fund the Company’s operations pending receipt of the Offering proceeds, the Company intends to issue convertible promissory notes (the “Promissory Notes”) to certain individuals (the “Lenders”), in the aggregate principal amount of $500,000. All outstanding principal and any accrued and unpaid interest on the Promissory Notes will be converted into shares of Common stock and warrants, at a conversion price equal to the Offering Price, on the earlier of (i) May 30, 2008, and (ii) the first closing of the Offering. The warrants issued upon conversion of the Promissory Notes will have the same terms as the Warrants issued in the Offering, except that the holders of the warrants issuable upon conversion of the Promissory Notes will not have registration rights and, accordingly, the warrants and the Common Stock issued upon conversion of the Promissory Notes will not be included in the contemplated registration of the securities issued in the Offering.

The forgoing description of the terms and conditions of the Promissory Notes is qualified in its entirety by reference to the Promissory Notes, the form of which is attached hereto as Exhibit 10.42 and is hereby incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) is hereby incorporated by reference into this Item 3.02.

The securities issued by the Company in the Offering are offered and will be sold in reliance on an exemption from the registration requirements of the Securities Act under Section 4(2) thereof. The investors in the Offering will make customary representations regarding their status as “accredited investors,” as defined in Regulation D of the Securities Act, and their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof.

The Promissory Notes will be offered and sold in reliance on an exemption from the registration requirements of the Securities Act under Regulation S thereof. The Company will not make any offers of the Promissory Notes in the United States and there will be no selling efforts in the United States.

Section 9 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.38	Placement Agent Agreement between Smart Energy Solutions, Inc. and EKN Financial Services, Inc.
10.39	Form of Securities Purchase Agreement.
10.40	Form of Registration Rights Agreement.
10.41	Form of Agent’s Warrant.
10.42	Form of Convertible Promissory Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ENERGY SOLUTIONS, INC.

Date: April 9, 2008	By: /s/ Edward Braniff
Name: Edward Braniff
Title: Chief Financial Officer